News ONEOK to Participate in BofA Securities Global Energy Conference TULSA, Okla. – Nov. 14, 2023 – ONEOK, Inc. (NYSE: OKE) will participate in the BofA Securities Global Energy Conference on Nov. 15, 2023, in Houston, Texas. ONEOK management will participate in a fireside chat session at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). A link to the live webcast, replay and ONEOK’s latest investor materials are available at www.oneok.com. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### Novembe 14, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 r 14, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-5 8-7582 Exhibit 99.1